Exhibit 99.1

PAINCARE HOLDINGS ANNOUNCES ESTIMATED 2005 YEAR END RESULTS AND AMENDED FINANCIAL STATEMENTS FOR 2003 AND 2004

Teleconference and Webcast Scheduled for this Afternoon at 4:15 PM Eastern

Orlando, FL – (PR NEWSWIRE) – May 4, 2006 – PainCare Holdings, Inc. (AMEX:PRZ), one of the nation’s leading providers of pain-focused medical and surgical solutions and services, today announced estimated results for the fiscal year ended December 31, 2005 and restated previously issued audited consolidated financial statements and other financial information for the years ended December 31, 2003 and December 31, 2004. Detailed information related to the Company’s 2005 year end results and restated financials may be found in a Form 10K and associated amended financial statements expected to be filed with the U.S. Securities & Exchange Commission next week.

Select 2005 Financial Highlights:

·	Revenues increased 81% to $68.7 million, up from $38.0 million reported in 2004.
·	Gross profit margin remained unchanged at 80% on a comparable year-over-year basis.
·	Organic revenue growth from those practices that have been affiliated with PainCare for at least one year averaged 12% in 2005.
·	Cash generated from PainCare’s operating activities increased 151%, rising to $8.6 million in 2005 from $3.4 million in 2004.

Mark Szporka, Chief Financial Officer of PainCare, stated, “I’m pleased to confirm that we are doing everything in our power to work with our auditors until the process is completed and we file our Form 10K for 2005 with the SEC next week, which will provide for the availability of full, complete, audited financial information. Further, following discussions with our key institutional investors holding warrants and convertible notes issued in conjunction with prior financing transactions, we believe we have arrived at an agreeable solution to eliminate the ongoing need to account for these warrants and notes as derivative securities pursuant to FASB 133 and its interpretation under EITF 00-19. In addition, due to the SEC’s recent adoption of SFAS 123R, we believe we may no longer be required to account for outstanding options issued under our Stock Option Plan using variable accounting – which necessitates the ‘mark-to-market’ of outstanding stock options each quarter. We are working closely with our institutional investors and professional advisors to resolve these matters in short order, and remain optimistic that our future financial performance will no longer be materially impacted by these issues.”

Randy Lubinsky, Chief Executive Officer of PainCare, added, “Despite the numerous challenges we’ve faced, we have never lost sight of the fact that PainCare is a sound, successful and fast-growing healthcare services company intent on expanding its leadership in the medical industry. In fact, perhaps as a result of these challenges, PainCare is even stronger today and more committed to achieving its long term growth objectives than ever before.”

PainCare will host a teleconference this afternoon beginning at 4:15 PM Eastern, and invites all interested parties to join management in a discussion regarding the Company’s estimated year end results and restated financials, corporate progression and other meaningful developments. The conference call can be accessed via telephone by dialing toll free 1-800-366-7640 or via the Internet at www.paincareholdings.com. For those unable to participate at that time, a replay of the web cast will be available for 90 days on www.paincareholdings.com.

PAINCARE HOLDINGS, INC.
Consolidated Statements of Operations
For the years ended December 31, 2005, 2004 and 2003
(Unaudited)

	2005	2004	2003
Revenues:
Pain management	$ 43,269,382	$ 22,316,610	$ 6,116,520
Surgeries	6,165,175	5,202,766	3,431,272
Ancillary services	19,119,149	10,442,297	5,433,075
Total Revenues	68,663,797	37,961,673	14,980,867

Cost of sales	12,470,369	6,663,945	4,586,732

Gross profit	56,193,428	31,297,728	10,394,135

General and administrative	37,955,117	19,832,237	7,543,915
Accrued compensation expense	2,382,259	356,590	13,532,700
Amortization expense	932,442	421,999	113,637
Depreciation expense	1,616,316	837,484	463,190

Operating income (loss)	13,307,294	9,849,418	(11,259,307)

Interest expense	(5,795,915)	(3,463,677)	(531,158)
Derivative expense	(7,055,502)	(3,256,372)	(3,173,763)
Other income	423,223	170,568	45,425

Income (loss) before income taxes	879,100	3,299,938	(14,918,803)

Provision for income taxes (note )	3,537,226	3,146,049	(4,469,999)

Loss before minority interest	(2,658,126)	153,889	(10,448,804)
Minority interest	587,637	-	-

Net loss	(3,245,763)	153,889	(10,448,804)

Basic earnings per share	$ (0.06)	$ 0.01	$ (0.50)

Basic weighted average shares outstanding	51,316,562	32,923,211	20,772,620

Diluted earnings per share	$ (0.06)	$ 0.00	$ (0.50)

Diluted weighted average shares outstanding	51,316,562	37,445,948	20,772,620

About PainCare Holdings, Inc.

Headquartered in Orlando, Florida, PainCare Holdings, Inc. is one of the nation’s leading providers of pain-focused medical and surgical solutions and services. Through its proprietary network of acquired or managed physician practices and ambulatory surgery centers, and in partnership with independent physician practices and medical institutions throughout the United States and Canada, PainCare is committed to utilizing the most advanced science and technologies to diagnose and treat pain stemming from neurological and musculoskeletal conditions and disorders.

Through its majority-owned subsidiary, Amphora, the Company is also engaged in providing advanced Intraoperative Monitoring (IOM) and interpretation services to hospitals and surgeons; and through its wholly-owned subsidiary, Caperian, Inc., PainCare offers medical real estate and development services. For more information on PainCare Holdings, please visit www.paincareholdings.com.

This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance, are subject to the following risks: the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; the inability to attract new patients by our owned practices, the managed practices and the limited management practice; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with physician practices, whether due to competition or other factors; the inability to comply with regulatory requirements governing our owned practices the managed practices and the limited management practices; that projected operating efficiencies will not be achieved due to implementation difficulties or contractual spending commitments that cannot be reduced; and to the general risks associated with our businesses.

In addition to the risks and uncertainties discussed above you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

FOR MORE INFORMATION, PLEASE CONTACT: Dodi Handy, Elite Financial Communications Group, LLC at 407.585.1080 or via email at prz@efcg.net